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                                                       Exhibit 24



                                POWER OF ATTORNEY


                           ANNUAL REPORT ON FORM 10-K


The undersigned director of Baxter International Inc., a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission its annual report on Form 10-K for year ended December 31, 1993, pursuant to the Securities Exchange Act of 1934, as approved by the Company's principal executive and financial officers and controller, hereby appoints Vernon R. Loucks Jr. for [him or her] and in [his or her] name as a director to be [his or her] lawful attorney-in-fact, with full power (i) to sign and file with the Securities and Exchange Commission the proposed report and (ii) to perform every other act which said attorney-in-fact may deem necessary or proper in connection with such report.




                                        Executed by:

                                        Silas S. Cathcart
                                        David C.K. Chin, M.D.
                                        John W. Colloton
                                        Susan Crown
                                        James D. Ebert
                                        Mary Johnston Evans
                                        Frank R. Frame
                                        David W. Grainger
                                        Martha R. Ingram
                                        Georges C. St. Laurent, Jr.
                                        Fred L. Turner

Dated: As of March 13, 1994